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EXHIBIT INDEX

Exhibit 6:     Copy of Distribution Agreement between Strategist
               Tax-Free Income Fund, Inc. on behalf of its underlying series fund and American Express Service Corporation dated May 13, 1996.

Exhibit 8(a): Copy of Custodian Agreement between Strategist Tax-Free Income Fund, Inc. on behalf of its underlying series fund and American Express Trust Company dated May 13, 1996 is filed electronically herewith.

Exhibit 8(b): Copy of Addendum to the Custodian Agreement between Strategist Tax-Free Income Fund, Inc. and American
               Express Trust Company executed on May 13, 1996.

Exhibit 9(a): Copy of Transfer Agency Agreement between Strategist Tax-Free Income Fund, Inc. on behalf of its underlying series fund and American Express
               Financial Corporation dated May 13, 1996.

Exhibit 9(b):  Copy of Administrative Services Agreement between
               Strategist Tax-Free Income Fund, Inc. on behalf of its underlying series fund and American Express
               Financial Corporation dated May 13, 1996.

Exhibit 9(c): Copy of Agreement and Declaration of Unitholders between Strategist Tax-Free Income Fund, Inc. and
               IDS High Yield Tax-Exempt Fund dated May 13, 1996.

Exhibit 11:    Independent Auditors Consent.

Exhibit 13: Copy of Share Purchase Agreement between Strategist Tax-Free Income Fund, Inc. and American Express
               Financial Corporation dated April 16, 1996.

Exhibit 15:    Copy of Plan and Agreement of Distribution between
               Strategist Tax-Free Income Fund, Inc. on behalf of its underlying series fund and American Express
               Service Corporation dated May 13, 1996.

Exhibit 17:    Financial Data Schedules.


Exhibit 19(c): Trustees Power of Attorney to sign amendments to this Registration Statement dated January 8, 1997.